/ NUMPAGES 3

Exhibit 10.4

In accordance with Item 601(b)(10) of Regulation S-K, certain portions of this exhibit have been omitted because the information (i) is not material and (ii) would likely cause competitive harm to Nuvation Bio if publicly disclosed. The omissions have been indicated by “[**Redacted**]”.

FIRST AMENDMENT TO LICENSE AGREEMENT

This first amendment (the "First Amendment") to License Agreement (later defined) is made as of August 17, 2020 ("First Amendment Effective Date") by and between Daiichi Sankyo Company, Limited, a Japanese corporation having an office and principal place of business at 5-1, Nihonbashi-honcho 3-chome Chuo-ku, Tokyo 103-8426, Japan ("Daiichi Sankyo") and AnHeart Therapeutics Inc., a Delaware corporation having an office and place of business at 5 Penn Plaza 23rd floor, New York, NY 10001, USA ("AnHeart"). Daiichi Sankyo and AnHeart are each referred to herein individually as a "Party," or collectively as "Parties". As used in this First Amendment, capitalized terms, whether used in the singular or plural, shall have the respective meanings set forth in the License Agreement.

RECITALS:

A.
Daiichi Sankyo and AnHeart have entered into the License Agreement dated December 7, 2018 (the "License Agreement").

B.
Pursuant to Section 3.1.2 of the License Agreement, Daiichi Sankyo has been conducting Phase I clinical study of DS-6051b in Japan ("J102 Clinical Study").

C.
The Parties wish to amend certain terms and conditions of the License Agreement as well as to memorialize certain understanding with respect to the conduct of J102 Clinical Study.

NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and intending to be legally bound, the Patties agree as follows:

1.
Section 3.1.2 (a) of the License Agreement shall be amended and restated as follows:

3.1.2 Ongoing Clinical Trials

(a) Daiichi Sankyo shall continue the Phase I clinical study of DS-6051b in Japan (i.e., Daiichi Sankyo's internal reference "J102") after the Effective Date until all subjects complete the study treatment, the clinical drug supplies in Daiichi Sankyo's possession as of the Effective Date are depleted or the expiration date of such clinical drug supplies has passed, whichever is the earliest (such date, "Study Completion Date"). AnHeart shall reimburse Daiichi Sankyo within

/ NUMPAGES 3

[**Redacted**] calendar days of receiving an itemized quarterly invoice from Daiichi Sankyo for customary and reasonable Third Party costs and expenses incurred for CRO services and data management after the Effective Date to continue the J102 clinical study, the cumulative total amount of which shall not exceed [**Redacted**].

2.
Both Parties agree and acknowledge that, after the Study Completion Date, Daiichi Sankyo will not have any responsibility for continuing the J102 Clinical Study.

3.
Both Parties agree that, upon the Study Completion Date, AnHeart will make a decision on its own as to whether it will take over the patients of the J102 Clinical Study or discontinue treatment of the patients in the J102 Clinical Study.

4.
AnHeart will be responsible for preparing Clinical Study Report ("CSR") for the J102 Clinical Study (whether by itself or through use of CRO), upon completion of the J102 Clinical Study. Daiichi Sankyo will review a draft of CSR and provide reasonable support to AnHeart in CSR preparation upon request.

5.
Except as expressly modified by this First Amendment, all of the terms and conditions of the License Agreement shall remain in full force and effect.

6.
This First Amendment shall become effective as of the First Amendment Effective Date.

IN WITNESS WHEREOF, the Parties have caused this First Agreement to be executed by their duly authorized representatives as of the date of last signature below.

Daiichi Sankyo Company, Limited

By : /s/Tetsuya Iwabuchi

Name : Tetsuya Iwabuchi

Title : Vice President, Business Development & Licensing Department

Date : 08/17/2020

AnHeart Therapeutics Inc.

By : /s/Junyuan Wang

Name : Junyuan Wang

Title : Chief Executive Officer

Date : 8/27/2020